Exhibit 23.2




Board of Directors
Apolo Gold & Energy Inc.
Vancouver, B.C. Canada




              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


We consent to the use of our report dated August 22, 2005 on the financial statements of Apolo Gold & Energy Inc. as of June 30, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.
----------------------------
Williams & Webster, P.S.
Spokane, Washington

October 18, 2005